Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS NOTE (INCLUDING WITHOUT LIMITATION THE SHARES ISSUSABLE UPON CONVERSION OF THIS NOTE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY TO OR FOR THE ACCOUNT OR BENEFIT OF DIRECTLY OR INDIRECTLY ANY PERSON OR ENTITY EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT or (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Principal Amount: $660,000	Original Issuance Date: August 15, 2025

Funding Amount: $561,000	Maturity Date: February 15, 2026

TRIO PETROLEUM CORP

Unsecured Original Discount Convertible Promissory Note

FOR VALUE RECEIVED, Trio Petroleum Corp, a Delaware corporation (“Trio” or the “Company”), promises to pay to (“Holder”), the principal sum of $660,000 U.S. Dollars in accordance with the terms of this Unsecured Original Discount Convertible Promissory Note (this “Note”).

On the Original Issuance Date, Holder shall provide by wire to Trio, pursuant to wire instructions provided by Trio, the sum of $561,000, after application of the original issue discount of $99,000.

This Note is one of three (3) Unsecured Original Discount Convertible Promissory Notes which shall have identical terms and conditions, other than principal amount and holder, being issued by the Company on August 15, 2025, for an aggregate funding amount of $1,020,000 and in an aggregate principal amount of $1,200,000 (collectively, the “Notes”). The Company represents, warrants and confirms that it has not issued any shares of Common Stock, securities convertible to Common Stock or any note or bond within 90 days prior to the Original Issuance Date.

Initially capitalized terms that are not otherwise defined within the provisions of this Note shall have the meanings given to those terms in Section 21 of this Note.

This Note is subject to the following terms and conditions:

1. Payment.

(a) Payment upon Maturity. The principal amount of this Note, together with all other amounts owing from Trio to Holder hereunder (less amounts that have been prepaid in accordance with the terms hereof or converted in accordance with Section 2) (the “Outstanding Obligations”) shall be due and payable on the Maturity Date. Trio may prepay the Outstanding Obligations under this Note at any time without penalty or premium. All payments to be made to Holder shall be made in the lawful money of the United States of America in immediately available funds. Whenever any payment hereunder to be made shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. Payments hereunder shall be delivered to Holder at such address as is specified by prior written notice by Holder to Trio. Payments (or conversions in accordance with Section 2) of the Outstanding Obligations under this Note shall first be applied to the principal amount owed hereunder, then to the accrued but unpaid interest thereof, if applicable, and then to any other Outstanding Obligations under this Note. After all Outstanding Obligations under this Note has been satisfied in full (including by conversion) in accordance with the terms hereof, this Note shall be surrendered to Trio for cancellation and shall not be reissued.

(b) Voluntary Prepayment by the Company. The Company may, on not less than five (5) Business Days’ prior written notice to the Holder, prepay this Note in whole at any time and in part from time to time. Any partial prepayment shall be applied first to accrued interest, to the date of prepayment, if any, and then to payment of principal. Any prepayment of the Notes, including this Note, shall be made proportionately with respect to all of the Notes. The Holder shall retain the right to convert the Note during the five (5) Business Day notice period under Section 2.

(c) Prepayment at Request of Holder. In the event that the Company raises any equity or equity equivalent, after the Original Issuance Date and prior to the repayment and/or conversion of all Outstanding Obligations under this Note, the Holder may request the Company to use up to 13.75% of the gross proceeds raised in any such financing to prepay the Outstanding Obligations under this Note. The Company shall deliver written notice to the Holder of any such financing at least ten (10) Trading Days prior to the scheduled closing thereof, which notice shall ask such Holder if it will request such prepayment. The Holder shall make any such request, in writing, at least five (5) Trading Days after the Holder’s receipt of such notice.

(d) Payment Amount upon Maturity. In the event that all of the Outstanding Obligations under this Note have not been converted to shares of Common Stock, as provided in Section 2 hereafter, on or prior to the Maturity Date, the Company shall be obligated to pay to the Holder, in cash, on the Maturity Date, the difference between the Outstanding Obligations and the portion of the Outstanding Obligations that has been converted, during the term of this Note.

2. Conversion

(a) Voluntary Conversion. Commencing on the Original Issuance Date, so long as there remain any Outstanding Obligations under this Note, the principal amount under this Note, along with all other Outstanding Obligations, shall be convertible, in whole or in part, into shares of common stock (the “Conversion Shares”) of Trio, par value $0.0001 per share (the “Common Stock”), at the option of Holder, at the Conversion Price (defined hereafter) at any time and from time to time thereafter. Holder shall effect conversions by delivering to Trio a notice of conversion (each, a “Conversion Notice”), specifying therein the amount of the Outstanding Obligations under this Note to be converted and the conversion date, which shall be the date of delivery of the Conversion Notice (the “Conversion Date”). Any conversions pursuant to this Section 2(a) are subject to (i) the Beneficial Ownership Limitation set forth in Section 2(f) hereafter and (ii) the Maximum Number of Conversion Shares set forth in Section 2(g) hereafter.

(b) Required Conversion. On any date that there continues to be any Outstanding Obligations under this Note, and, for each of the preceding five (5) Trading Days prior to such date (the “Measurement Period”) (i) the daily VWAP of the Common Stock, during the Measurement Period is greater than $0.85 (subject to adjustments for forward splits and reverse splits of the Common Stock and other similar recapitalizations, as well as such other adjustments as provided in this Note); (ii) the daily dollar trading volume for the Common Stock on the Principal Exchange exceeds $500,000 per Trading Day; and (iii) the Conversion Shares shall be registered for resale pursuant to a Registration Statement on Form S-3 (or if Form S-3 is not available, pursuant to a Registration Statement on Form S-1) (either a “Registration Statement”), that has been declared effective by the Securities and Exchange Commission (“SEC”) and continues to be effective at such time, Trio shall have the right, but not the obligation, to provide notice to the Holder to convert any portion of the then Outstanding Obligations under this Note; provided, however, that the amount subject to such conversion shall not exceed twenty percent (20%) of the total dollar trading volume of the Common Stock during the Measurement Period (a “Required Conversion”), by providing Holder with written notice (the date on which the Company delivers Notice, the “Notice Date”) specifying both (a) the amount to be converted and (b) the date on which the Company requires the Holder to convert the Note, which shall be at least five (5) Trading Days after the Notice Date (the “Required Conversion Date”). The conversion price shall be at the prevailing Conversion Price on the Notice Date. For purposes of this Note, “Trading Day” means any day on which the Common Stock is available to trade on the Principal Exchange on which the Common Stock is then traded. Any conversions pursuant to this Section 2(b) are subject to (i) the Beneficial Ownership Limitation set forth in Section 2(f) hereafter and (ii) the Maximum Number of Conversion Shares set forth in Section 2(g) hereafter.

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(c) Conversion upon and Event of Default. The Holder shall have the right, at its sole option, to convert all or any portion of the Outstanding Obligations under this Note by providing a Conversion Notice to the Company at any time that an Event of Default (defined hereafter) has occurred and is continuing, which conversion shall be at the applicable Conversion Price. Any conversions pursuant to this Section 2(c) are subject to (i) the Beneficial Ownership Limitation set forth in Section 2(f) hereafter and (ii) the Maximum Number of Conversion Shares set forth in Section 2(g) hereafter.

(d) Conversion Price.

(i) Voluntary and Required Conversion. Any conversion of the Outstanding Obligations, pursuant to the provisions of Section 2(a) or Section 2(b) hereof, will convert into Conversion Shares at a conversion price equal to the lesser of (i) $1.32 and (ii) 90% of the lowest daily VWAP of the Common Stock, during the five (5) Trading Days prior to the date of the Conversion Notice. Notwithstanding the foregoing, the applicable Conversion Price shall not be less than the initial floor price of $0.72, subject to adjustments for forward splits and reverse splits of the Common Stock and other similar recapitalizations, as well as such other adjustments as provided in this Note (the “Floor Price”).

(ii) Conversion upon an Event of Default. Any conversion of the Outstanding Obligations, pursuant to the provisions of Section 2(c), will convert into Conversion Shares at a conversion price equal to 80% of the lowest daily VWAP of the Common Stock, during the ten (10) Trading Days prior to the date of the Conversion Notice. Notwithstanding the foregoing, the applicable Conversion Price shall not be less than $1.10.

(e) Mechanics of Conversion.

(i) Number of Conversion Shares. The number of Conversion Shares issuable upon a conversion of the Outstanding Obligations hereunder shall be determined by the quotient obtained by dividing (i) the amount of the Outstanding Obligations under this Note to be converted (the “Conversion Amount”) by (ii) the applicable Conversion Price.

(ii) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note, in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Trio unless the entire unpaid principal amount of this Note and all other Outstanding Obligations have been converted. Holder and Trio shall maintain records showing the amounts so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Trio, so as not to require physical surrender of this Note upon each such conversion.

(iii) Delivery of Conversion Shares upon Conversion. Upon receipt by Trio from Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Conversion Notice meeting the requirements for conversion as provided herein, Trio shall issue and deliver or cause to be issued and delivered to or upon the order of Holder certificates for the Conversion Shares issuable upon such conversion within one (1) Trading Day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Outstanding Obligations hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt of a Conversion Notice, Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the principal amount and all other Outstanding Obligations shall be reduced to reflect such conversion, and, unless Trio defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares, as herein provided, on such conversion. If a Notice of Conversion is delivered as provided herein, Trio’s obligation to issue and deliver the certificates for the Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Trio to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Holder of any obligation to Trio, and irrespective of any other circumstance which might otherwise limit such obligation of Trio to Holder in connection with such conversion.

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(iv) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion, provided Trio is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Holder and its compliance with the provisions set forth herein, Trio shall cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion to Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system by the Deadline. The Conversion Shares shall be issued without a restrictive legend to the extent such shares are covered by an effective Registration Statement or otherwise eligible to be sold pursuant to Rule 144 or Rule 144A under the Securities Act.

(f) Holder’s Exercise Limitations. Trio shall not effect any conversion of this Note, and Holder shall not have the right to convert any portion of this Note, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Conversion Notice, Holder (together with Holder’s Affiliates, and any other Persons acting as a group together with Holder or any of Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of this Note beneficially owned by Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Trio (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Holder that Trio is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of Holder, and the submission of a Conversion Notice shall be deemed to be Holder’s determination of whether this Note is convertible (in relation to other securities owned by Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and Trio shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) Trio’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by Trio or (C) a more recent written notice by Trio or the transfer agent of the Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Trio shall within one (1) Trading Day confirm orally and in writing to Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Trio, including this Note, by Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by Holder prior to the issuance of any Conversion Shares, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. Holder, upon notice to Trio may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Trio. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. In the event that conversion of the Outstanding Obligations would result in the issuance of shares of Common Stock in excess of the Beneficial Ownership Limitation, the Company shall be required to repay the outstanding balance that could not be converted, in cash, on or before the Maturity Date.

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(g) Maximum Number of Shares Issuable Upon Conversion of this Note. Notwithstanding any of the other provisions of this Note, the maximum number of Conversion Shares that may be issued upon the conversion of this Note is 923,520 shares of Common Stock (the “Maximum Number of Conversion Shares”).

(h) Other Conversion Terms. Holder and Trio shall maintain records showing the amount(s) converted and the date of such conversion(s). Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(i) Failure to Convert. If the Company fails to perform its obligations under Section 2 (a “Conversion Failure”), and if the Holder is required to incur costs to mitigate or prevent a failed settlement for any sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request pay cash to the Holder in the amount of such costs, which costs shall be equal to the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue, multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion into Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

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3. Unsecured Holder hereby acknowledges that this Note and the Outstanding Obligations hereunder are unsecured.

4. Other Agreements

(a) Use of Proceeds. Unless otherwise approved by Holder, Trio shall only use the proceeds from the funds provided pursuant to this Note for working capital and general corporate purposes. Additionally, in the event that the Company is required to pay fees to a third party, in connection with the sale of Securities, pursuant to the terms of the Notes, a portion of the proceeds will be used to pay any such fees.

(b) Authorized Shares. Trio shall at all times reserve from its authorized and unissued shares of Common Stock, free from any preemptive rights, in the amount of two hundred percent (200%) of the maximum number of Conversion Shares into which this Note may be converted.

(c) No Short Sales. Holder agrees that it has not and will not, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Reg SHO), which establishes a short position with respect to the Common Stock from July 28, 2025, until this Note is no longer outstanding. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for Holder (or its broker or other financial representative) to effect short sales or similar transactions , which are effected any time after the Note is no longer outstanding. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Conversion Notice of such number of Common Stock reasonably expected to be purchased under a Conversion Notice shall not be deemed a short sale.

(d) Registration Rights. The Conversion Shares are entitled to registration for resale under the Securities Act, pursuant to the provisions of a Registration Rights Agreement between the Company and the Holder, of even date herewith (the “Registration Rights Agreement”).

(e) Holder’s Right to Reduce Floor Price. At any time that this Note is outstanding and Holder desires to provide Trio with a Notice of Conversion to convert this Note, if the then applicable Conversion Price is less than the then current Floor Price, Holder may reduce the Floor Price, pursuant to at least two Trading Days’ prior written notice to Trio, to a new floor price not less than the then applicable Conversion Price; provided that, the Floor Price may never be reduced to less than 20% of the lesser of: (i) $1.10, or (ii) the average closing price of the Common Stock for the five (5) Trading Days immediately preceding the Original Issuance Date of this Note; and provided further, that notwithstanding the foregoing, this Note may not be converted for more than the Beneficial Ownership Limitation or the Maximum Number of Shares. Upon any reduction of the Floor Price of this Note, the Company shall provide the holders of the other Notes with prompt written notice of such reduction in the Floor Price and the Floor Price of all of the Notes shall be reduced to the new Floor Price.

(f) Subsequent Equity Sales. From the Original Issuance Date of this Note until thirty (30) Trading Days following the effective date of the Registration Statement registering the Conversion Shares for resale, Trio shall not, directly or indirectly, without the consent of holders of a Majority-In-Interest of the Notes, enter into, issue, offer, announce, or agree to issue any, equity-linked securities, debt, or securities convertible into or exercisable for equity, including but not limited to any new equity line of credit, forward sale agreement, or other similar transaction, without the prior written consent of holders of Majority-in-Interest of the Notes. These issuance restrictions shall not be applicable to an Exempt Issuance. Trio shall also be permitted to issue shares of Common Stock in any At-the-Market transaction registered with the SEC (“ATM”).

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(g) Variable Rate Transactions. From the date hereof until the Notes have been fully repaid and/or converted, in full, the Company, unless it obtains the consent of holders of a Majority-In-Interest of the Notes, shall be prohibited from effecting or entering into an agreement to effect any issuance by Trio or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of Trio or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby Trio may issue securities at a future determined price. Notwithstanding the foregoing, for the purposes hereof, an ATM shall not be deemed to be a Variable Rate Transaction.

5. Representations and Warranties

(a) Representations and Warranties of Trio. Trio represents and warrants to Holder as follows:

(i) Organization and Qualification. Trio is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. Trio is duly qualified as an entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(ii) Authorization; Enforcement; Validity. Trio has the requisite corporate power and authority to enter into and perform its obligations under this Note, and to issue the Conversion Shares in accordance with the terms hereof. The execution and delivery of this Note by Trio, and the consummation by Trio of the transactions contemplated hereby, including, without limitation, the reservation and issuance of the Conversion Shares, have been duly authorized by Trio’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements in accordance with the provisions of Section 4(d) hereof and the Registration Rights Agreement, the filing of Form D, at Trio’s option, and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by Trio, its Board of Directors or its stockholders. This Note has been duly executed and delivered by Trio, and constitutes the legal, valid and binding obligations of Trio, enforceable against Trio in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(iii) Issuance of Securities. The issuance of this Note and the Conversion Shares (collectively, the “Securities”) is duly authorized and, upon issuance in accordance with the terms of this Note, the Conversion Shares shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with Holder being entitled to all rights accorded to a holder of Common Stock. At all times, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds two hundred percent (200%) of the maximum number of Conversion Shares issuable upon conversion of this Note (assuming for purposes hereof, that the Conversion Shares are convertible at the Floor Price and without taking into account any Beneficial Ownership Limitations). As of the Original Issuance Date, there are 150,000,000 shares of Common Stock authorized and 8,399,839 shares of Common Stock issued and outstanding. Assuming the accuracy of each of the representations and warranties of Holder set forth in Section 5(b), the offer and issuance by Trio of the Securities is exempt from registration under the Securities Act. Trio is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and has appointed a duly registered and authorized transfer agent, being VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598: 212-828-8436, email: action@vstocktransfer.com.

(iv) No Conflicts. The execution, delivery and performance of this Note by Trio and the consummation by Trio of the transactions contemplated hereby (including, without limitation, the issuance of the Conversion Shares and reservation for issuance and issuance of the Conversion Shares) will not (A) result in a violation of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (each, as amended) of Trio, or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Trio is a party, or (C) assuming the accuracy of the representations of Holder in Section 5(b), result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Exchange and applicable laws of the State of Delaware applicable to Trio or by which any property or asset of Trio is bound or affected.

(v) Consents. Trio is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Note, in each case in accordance with the terms hereof, other than the filing and acceptance of an additional shares application with the Principal Exchange. All consents, authorizations, orders, filings and registrations which Trio is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Original Issuance Date, including approval from NYSE American LLC of the Supplemental Listing Application (SLAP) filed in connection with the issuance of the shares of Common Stock underlying the Note, and Trio is unaware of any facts or circumstances that might prevent Trio from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. Trio is not in violation of the listing requirements of the Principal Exchange and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by Trio of this Note and the Conversion Shares, as applicable, shall not have the effect of delisting or suspending the Common Stock from the Principal Exchange.

(vi) No General Solicitation; Placement Agent’s Fees. Neither Trio, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of this Note. Trio shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Holder) relating to or arising out of the transactions contemplated hereby. Trio shall pay, and hold Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

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(vii) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Exchange, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Trio, threatened against or affecting Trio, the Common Stock or any of its officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(b) Holder represents and warrants to Trio as follows:

(i) Organization. Holder, if a Person other than an individual, is duly organized and validly existing and in good standing under the laws of jurisdiction of its place of formation, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

(ii) Authorization; Enforcement; Validity. Holder has the requisite corporate or other power and authority to enter into and perform its obligations under this Note. The execution and delivery of this Note by Holder, and the consummation by Holder of the transactions contemplated hereby have been, if Holder is a Person other than an individual, duly authorized by Holder’s management and no further filing, consent, or authorization is required by Holder. This Note has been duly executed and delivered by Holder, and constitutes the legal, valid and binding obligations of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii) Own Account. Holder understands that this Note is not registered under the Securities Act and, unless registered in a Registration Statement, pursuant to the provisions of the Registration Rights Agreement or otherwise, the Conversion Shares will be “restricted securities” as defined in Rule 144 promulgated under the Securities Act, and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling this Note or any of the Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit Holder’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws and Holder’s right under the Section 2(e)). Holder is acquiring the Securities hereunder in the ordinary course of its business.

(iv) Accredited Investor Status. At the time Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts this Note to Conversion Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. Holder hereby represents that neither Holder nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Note, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(v) Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(vi) General Solicitation. Holder is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Holder, any other general solicitation or general advertisement.

(vii) Access to Information. Holder acknowledges that it has had the opportunity to review this Note and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Trio concerning the terms and conditions of the Securities and the merits and risks of investing in the Securities; (B) access to information about Trio and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that Trio possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6. Defaults and Remedies

(a) Event of Default. An “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Failure to Pay Principal and other Outstanding Obligations. If Trio fails to pay the principal hereof or any other Outstanding Obligations when due on this Note, whether at maturity, upon acceleration or otherwise and such breach continues for a period of five (5) Business Days after written notice from the Holder; or

(ii) Listing Maintenance. failure to maintain listing of the Common Stock on the Principal Exchange, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market; or

(iii) Periodic Reporting. failure to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or, after having received a valid extension of such time of filing, failure to file any such SEC Reports prior to the expiration of any such extension; or

(iv) Enforceability. The Company contests in writing the validity or enforceability of any provision of this Note or the Registration Rights Agreement;, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind this Note or the Registration Rights Agreement; or

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(v) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; or

(vi) The Company or any subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness being declared due and payable prior to its stated maturity or (2) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case (1) and (2), after the expiration of any applicable grace period set forth in the terms of such debt, if such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within five (5) Business Days after a written notice to the Company by the Holder; or

(vii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 (excluding any amount covered by insurance) are rendered against the Company and/or any of its subsidiaries and which judgments are not bonded, discharged, settled or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(viii) Breach of Covenants. Trio breaches any material covenant or other material term or condition contained in this Note or the Registration Rights Agreement and such breach continues for a period of ten (10) days after written notice thereof to Trio from the Holder; or

(ix) Breach of Representations and Warranties. Any representation or warranty of Trio made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Holder with respect to this Note; or

(x) Liquidation. Any dissolution, liquidation, or winding up of Trio or any substantial portion of its business; or

(xi) Cessation of Operations. Any cessation of operations by Trio or Trio admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of Trio’s ability to continue as a “going concern” shall not be an admission that Trio cannot pay its debts as they become due.

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(b) Remedies Upon Event of Default. Upon the occurrence and during the continuation of any Event of Default pursuant to this Section 6,

(i) this Note shall become immediately due and payable, in full, all without demand, presentment or notice, all of which hereby are expressly waived, and Trio shall pay to the Holder, in full satisfaction of its obligations hereunder, the then outstanding principal amount of this Note plus all other Outstanding Obligations, together with all costs, including, without limitation, legal fees and expenses, of collection (collectively, the “Balance”), within ten (10) days of the date of the Event of Default (the “Default Payment Deadline”);

(ii) default interest shall begin to accrue at a rate of the lesser of eighteen percent (18%) per annum and the maximum applicable rate of interest provided by law, until the earlier of (i) the date that the Event of Default has been cured or (ii) all of the Outstanding Obligations, including such default interest, have been repaid and/or converted. Holder shall be entitled to exercise all other rights and remedies available at law or in equity; and

(iii) the Holder shall have the right, as long as an Event of Default is existing, to convert the Note at a 20% discount to the lowest daily VWAP during the 10 trading day period prior to the date of conversion.

7. No Recourse Against Others. No director, officer, employee, consultant, advisor, agent or equity holder (in its capacity as such) of Trio or its Affiliates shall have any liability for the performance of any obligations of Trio under this Note or for any claim based on, in respect of, or by reason of such obligations or their creation, except in the event of fraud, gross negligence or willful misconduct. Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

8. Governing Law; Jurisdiction; Jury Trial Waiver. This Note, and all actions arising out of or in connection with this Note, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or, the District Court for the Southern District of New York (and all appellate courts thereof) in any action or proceeding arising out of or relating to this Note, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Note, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 12. Nothing in this Section 8 shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Note or the transactions contemplated hereby.

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9. Severability; Usury Laws. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible. This Note is subject to the express condition that at no time shall Trio be obligated or required to pay interest on the principal balance at a rate which could subject Trio or Holder to either civil or criminal liability as a result of being in excess of the maximum rate which Trio is permitted by law to contract or agree to pay. If by the terms of this Note, Trio is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.

10. Fees and Expenses. Except as otherwise provided herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Note. The Company will pay or reimburse the Holder, as the lead investor, on or prior to the receipt of the Funding Amount, in the amount of $20,000 ($5,000 of which has been paid, in advance) for payment of Holder’s due diligence, legal fees and expenses and other reasonable expenses in connection with the negotiation and entering into this Note and all related documents.

11. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder and each other holder of the Notes (each an “Other Holder” and collectively, the “Other Holders”)) are several and not joint with the obligations of an Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any of the Notes and no Other Holder shall be responsible in any way for the performance of the obligations of the Holder under this Note. Nothing contained herein, and no action taken by the Holder or any other Holder pursuant hereto or thereto, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group or entity, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Notes. The decision of the Holder and each Other Holder to purchase Notes has been made by the Holder and each of the Other Holders independently of each other. The Holder and each other Holder acknowledges that it has not acted as agent for any Other Holder in connection with making its investment and that none of them will be acting as agent of any Other Holder in connection with monitoring an Other Holder’s investment in the Notes or enforcing its rights under the Notes. The Company, the Holder, and each Other Holder confirms that each of them has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder and each Other Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Note, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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12. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Trio: Trio Petroleum Corp 23823 Malibu Road, Suite 304 Malibu, CA 90265 Attn: Greg Overholtzer Email: goverholtzer@juno.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

  and Scott M. Miller, Esq.

Email: bigrossman@egsllp.com; smiller@egsllp.com

If to Holder, to: Attn: Email:	with a copy (which will not constitute notice) to: Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10105 Attn: Ross David Carmel, Esq. Email: rcarmel@sfrc.law

13. Amendments; Waivers. The Notes, including this Note, may be amended, modified, or supplemented, and waivers or consents to departures from the provisions of the Notes may be given, if Trio and holders of a Majority-in-Interest of the Notes, consent to the amendment; provided, however, that no term of this Note may be amended or waived in such a way as to adversely affect the Holder disproportionately to the holder or holders of any other Notes without the written consent of the Holder and neither the principal balance of the Note nor any interest rate of the Note, as applicable, may be amended or modified without the consent of the Holder. Such consent may not be effected orally, but only by a signed statement in writing. Any such amendment or waiver shall apply to and be binding upon the Holder of this Note, upon each future holder of this Note, and upon Trio, whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. No consideration (including any modification of this Note or any other document entered into in connection with this Note (each a “Transaction Document”)) shall be offered or paid to the Holder or any other Holder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to the Holder and all Other Holders. For clarification purposes, this provision constitutes a separate right granted to the Holder and each Other Holder by the Company and negotiated separately by each of them, and is intended for the Company to treat the Holder and the Other Holders as a class and shall not in any way be construed as their acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

14. Pari Passu Treatment of the Notes. Each of the Notes, including this Note, shall rank equally without preference or priority of any kind over one another, and, except with respect to a prepayment request by any holder of the Notes, including the Holder of this Note, as provided in Section 1(c) hereof, all amounts payable on account of principal and interest, if any, on the Notes shall be paid and applied ratably and proportionately on the principal balances of all outstanding Notes on the basis of their original principal amount.

15. Successors and Assigns. This Note and all of the provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. No party may assign this Note, in whole or in part, without the prior written consent of the other parties hereto, and any purported assignment without such consent will be null and void ab initio; provided, however, that this Note and/or the rights contained herein may be assigned without the Company’s consent by the Holder to any other entity who controls, is controlled by or is under common control with the Holder.

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16. Entire Agreement. This Note contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way.

17. No Third Party Beneficiaries. This Note is for the sole benefit of the parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder.

18. Interpretation. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note. In this Note, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Note as a whole and not to any particular section or other subdivision of this Note; (iv) the term “or” means “and/or”; (v) the term “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (vi) the term “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). References in this Note to “dollars”, “Dollars” or “$” are to U.S. dollars. The parties have participated jointly in the negotiation and drafting of this Note. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note.

19. Further Assurances. From time to time at the request of Trio, on the one hand, or Holder, on the other hand, and without any additional consideration from one to the other, Trio, on the one hand, or Holder, on the other hand, as applicable, agrees to furnish to the other such further information or assurances, execute and deliver such additional documents, instruments, certificates and conveyances, and take all such other actions and do such other things, as may be necessary or appropriate in the reasonable opinion of such requesting party to carry out the provisions of this Note and to give effect to the transactions contemplated hereby.

20. Counterparts; Facsimile. This Note may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Certain Definitions. In addition to the terms defined within this Note, the following definitions shall be applicable to terms used in this Note:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

(c) “Commission” means the United States Securities and Exchange Commission.

(d) “Common Stock Equivalents” means any securities of Trio which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to Trio, (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued hereunder and/or (ii) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issuance Date (without regard to any vesting requirements), provided that such securities have not been amended since the Original Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or the contemplated holding company merger) or to extend the term of such securities, (c) securities issued to contractors or vendors in the ordinary course of business for services, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and approved by a majority of the disinterested directors of the Company and; provided further that the Company will not issue more than 250,000 shares of Common Stock, without the approval of a Majority-in-interest of the Notes, or (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(g) “Majority-in-Interest of the Notes” means holders of the Notes holding, in the aggregate, a majority of the outstanding principal amount of the Notes on the applicable date of such determination.

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(h) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of Trio and its subsidiaries taken as a whole, or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Note.

(i) “Registration Statement” shall mean any registration statement filed with the Commission under the Securities Act that covers including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to and all material incorporated by reference in such registration statement.

(j) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(k) “Principal Exchange” means the NYSE American LLC or such other national securities exchange on which the Common Stock is then listed.

(l) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Principal Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, N.Y. time) to 4:00 p.m. (New York, N.Y. time), or such time as published by the Principal Exchange), (b) if the Common Stock is traded on OTCQB or OTCQX, the volume weighted average sales price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in the “Pink Open Market” or successor operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent broker-dealer selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

{Signature page follows}

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IN WITNESS WHEREOF, the undersigned have caused this Unsecured Convertible Promissory Note to be duly executed and delivered as of the date first set forth above.

COMPANY: TRIO PETROLEUM CORP

By:
Name:	Robin Ross
Title:	Chief Executive Officer

HOLDER:

By:
Name:
Title:

[Signature Page to Trio Petroleum Corp Note]